As filed with the Securities and Exchange Commission on September 1, 2022

Registration No. 333-238066

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-0563799 (I.R.S. Employer Identification No.)

7800 East Orchard Road, Suite 300
Greenwood Village, Colorado 80111
(303) 892-8715
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Angela N. Petrucci, Esq.
Chief Administrative Officer & General Counsel
National Bank Holdings Corporation
7800 East Orchard Road, Suite 300
Greenwood Village, Colorado 80111
(303) 892-8715
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of communications to:
James J. Barresi, Esq.
Squire Patton Boggs (US) LLP
2550 M Street, NW
Washington, D.C. 20037
(202) 457-6000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Deregistration of Unsold Securities

On May 7, 2020, National Bank Holdings Corporation (the “Company”) filed this automatic shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-238066). As of February 23, 2022, the relevant determination date, the Company did not qualify as a well known seasoned issuer for continued use of the Registration Statement. Accordingly, the Company is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement to deregister all securities that were registered under the Registration Statement but remain unsold as of the date hereof. Because the Company believes that it is a well known seasoned issuer as of the date hereof, the Company intends to file a new automatic shelf registration statement on Form S-3 concurrently with the filing of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwood Village, State of Colorado, on the first day of September, 2022.

NATIONAL BANK HOLDINGS CORPORATION

By:	/s/ G. Timothy Laney
G. Timothy Laney
Chairman, President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 under the Securities Act of 1933, as amended.